EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Science Dynamics Corporation (the "Company") on Form 10-QSB for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Alan C. Bashforth, Chief Executive Officer, President and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Science Dynamics Corporation and will be retained by Science Dynamics Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


Dated: August 23, 2004



                             /s/ Alan C. Bashforth
                             -------------------------
                             Name: Alan C. Bashforth
                             Title: Chief Executive Officer and
                             Acting Chief Financial Officer